Exhibit (99.1)

Unaudited Pro Forma Condensed Consolidated Financial Statements of Ecolab

Overview

On June 3, 2020, Ecolab Inc. (“Ecolab”) completed the previously announced separation of its Upstream Energy business (the “ChampionX Business”) in a Reverse Morris Trust transaction (the “Transaction”) through the split-off of ChampionX Holding Inc. (“ChampionX”), formed by Ecolab as a wholly owned subsidiary to hold the ChampionX Business, followed immediately by the merger of ChampionX (the “Merger”) with a wholly owned subsidiary of ChampionX Corporation (f/k/a Apergy Corporation, “Apergy”). Ecolab effected the split-off through an offer to exchange (the “Exchange Offer”) all shares of ChampionX common stock owned by Ecolab for outstanding shares of Ecolab common stock. In the Exchange Offer, which was fully subscribed, Ecolab accepted approximately 5.0 million shares of Ecolab common stock in exchange for approximately 122.2 million shares of ChampionX common stock. In the Merger, each outstanding share of ChampionX common stock was converted into the right to receive one share of Apergy common stock, and ChampionX survived the Merger as a wholly owned subsidiary of Apergy. In connection with and in accordance with the terms of the Transaction, prior to the consummation of the Exchange Offer and the Merger, ChampionX distributed $527.4 million in cash to Ecolab (the “Cash Distribution”).

Basis of Presentation

The following unaudited pro forma condensed consolidated financial statements of Ecolab have been prepared and presented in accordance with Article 11 of Securities and Exchange Commission (“SEC”) Regulation S-X, were derived from Ecolab’s historical consolidated financial statements and are being presented to give effect to the Transaction. The unaudited pro forma condensed consolidated financial statements of Ecolab are based on currently available information and assumptions that Ecolab’s management believes are reasonable. The pro forma adjustments included herein give effect to pro forma events that are (i) directly attributable to the Transaction, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed consolidated statements of income, expected to have a continuing impact on Ecolab’s consolidated results of operations. The unaudited pro forma condensed consolidated statements of income for the quarter ended March 31, 2020 and the years ended December 31, 2019, December 31, 2018, and December 31, 2017 reflect Ecolab’s results as if the Transaction had occurred on January 1, 2017. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2020 reflects Ecolab’s assets, liabilities, and equity as if the Transaction had occurred on March 31, 2020.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with:

(i)	the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

(ii)

the audited consolidated financial statements of Ecolab, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Ecolab’s Annual Report on Form 10-K for the year ended December 31, 2019;

(iii)

the unaudited consolidated financial statements of Ecolab as of and for the quarter ended March 31, 2020, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Ecolab’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

(iv)

the audited consolidated financial statements of ChampionX, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ChampionX’s registration statement on forms S-4 and S-1 under the Securities Act of 1933, as amended, which became effective on April 30, 2020; and

(v)

the unaudited interim combined financial statements of ChampionX as of and for the quarter ended March 31, 2020, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Exhibit 99.1 to a Current Report on Form 8-K furnished by Ecolab on May 18, 2020.

The unaudited pro forma condensed consolidated financial statements do not purport to represent Ecolab’s actual consolidated results of operations or financial condition had the Transaction occurred on the dates assumed, nor are they indicative of Ecolab’s future consolidated results of operations or financial condition or Ecolab’s historical consolidated results of operations or financial condition reflecting the ChampionX Business as discontinued operations in accordance with U.S. GAAP.

Ecolab expects that, as a result of the consummation of the Transaction, the ChampionX Business will be reflected in Ecolab’s historical financial statements, including for periods prior to the consummation of the Transaction, as discontinued operations. When Ecolab presents its results reflecting the ChampionX Business as discontinued operations, beginning with the presentation of its results for the second quarter ending June 30, 2020, Ecolab’s historical shares outstanding and diluted weighted-average shares outstanding for periods prior to the second quarter ending June 30, 2020 will not reflect a reduction in shares outstanding as a result of the Transaction.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2020

	As of March 31, 2020
(in millions)	Historical Ecolab	Discontinued Operations (a)	Transaction Adjustments		Pro Forma Ecolab
Assets
Current assets
Cash and cash equivalents	$1,661.9	$(109.7)	$592.1	(b)	$2,144.3
Accounts receivable, net	2,855.9	(446.0)			2,409.9
Inventories	1,529.7	(408.5)			1,121.2
Other current assets	389.6	(55.3)			334.3
Total current assets	6,437.1	(1,019.5)	592.1		6,009.7
Property, plant and equipment, net	3,920.7	(718.2)			3,202.5
Goodwill	7,231.5	(1,675.5)			5,556.0
Other intangible assets, net	3,591.9	(714.8)			2,877.1
Operating lease assets	558.5	(104.1)			454.4
Other assets	599.9	(70.3)			529.6
Total assets	$22,339.6	$(4,302.4)	$592.1		$18,629.3

Liabilities and equity
Current liabilities
Short-term debt	$1,038.3	$(3.0)			$1,035.3
Accounts payable	1,279.5	(237.3)			1,042.2
Compensation and benefits	513.5	(33.0)			480.5
Income taxes	140.8	(13.8)			127.0
Other current liabilities	1,285.3	(116.6)			1,168.7
Total current liabilities	4,257.4	(403.7)			3,853.7
Long-term debt	6,744.0	(0.5)			6,743.5
Postretirement health care and pension benefits	1,072.0	(5.2)			1,066.8
Deferred income taxes	737.4	(191.5)			545.9
Operating lease liabilities	406.9	(73.2)			333.7
Other liabilities	261.3	(15.6)			245.7
Total liabilities	13,479.0	(689.7)			12,789.3

Equity
Total Ecolab shareholders’ equity	8,822.1	(3,612.0)	592.1	(c)	5,802.2
Noncontrolling interest	38.5	(0.7)			37.8
Total equity	8,860.6	(3,612.7)	592.1		5,840.0
Total liabilities and equity	$22,339.6	$(4,302.4)	$592.1		$18,629.3

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE FIRST QUARTER ENDED MARCH 31, 2020

	First Quarter Ended March 31, 2020
(in millions, except per share data)	Historical Ecolab	Discontinued Operations (a)		Pro Forma Ecolab

Product and equipment sales	$2,930.0	$(506.0)		$2,424.0
Service and lease sales	651.4	(54.8)		596.6
Net sales	3,581.4	(560.8)		3,020.6
Product and equipment cost of sales	1,715.9	(351.2)		1,364.7
Service and lease cost of sales	400.9	(45.4)		355.5
Cost of sales (including special charges1)	2,116.8	(396.6)		1,720.2
Selling, general and administrative expenses	1,015.0	(106.7)		908.3
Special (gains) and charges	52.4	(36.6)		15.8
Operating income	397.2	(20.9)		376.3
Other (income) expense	(15.2)	(0.1)		(15.3)
Interest expense, net	48.1	0.1		48.2
Income before income taxes	364.3	(20.9)		343.4
Provision for income taxes	74.1	(27.1)		47.0
Net income including noncontrolling interest	290.2	6.2		296.4
Net income attributable to noncontrolling interest	6.8	(2.5)		4.3
Net income attributable to Ecolab	$283.4	$8.7		$292.1

Earnings attributable to Ecolab per common share
Basic	$0.98	N/A		$1.03
Diluted	$0.97	N/A		$1.02

Weighted-average common shares outstanding
Basic	288.8	(5.0)	(d)	283.8
Diluted	292.6	(5.0)	(d)	287.6

1 For both historical Ecolab and pro forma Ecolab, cost of sales includes special (gains) and charges, net of $9.1 million recorded in product and equipment cost of sales. No special charges are recorded in cost of sales from discontinued operations

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2019

	Year Ended December 31, 2019
(in millions, except per share data)	Historical Ecolab	Discontinued Operations (a)		Pro Forma Ecolab

Product and equipment sales	$12,238.9	$(2,109.0)		$10,129.9
Service and lease sales	2,667.4	(235.3)		2,432.1
Net sales	14,906.3	(2,344.3)		12,562.0
Product and equipment cost of sales	7,106.4	(1,488.8)		5,617.6
Service and lease cost of sales	1,617.0	(188.8)		1,428.2
Cost of sales (including special charges2)	8,723.4	(1,677.6)		7,045.8
Selling, general and administrative expenses	3,957.5	(406.7)		3,550.8
Special (gains) and charges	211.6	(91.4)		120.2
Operating income	2,013.8	(168.6)		1,845.2
Other (income) expense[3]	(76.3)	(0.7)		(77.0)
Interest expense, net[4]	191.2	(0.5)		190.7
Income before income taxes	1,898.9	(167.4)		1,731.5
Provision for income taxes	322.7	(34.1)		288.6
Net income including noncontrolling interest	1,576.2	(133.3)		1,442.9
Net income attributable to noncontrolling interest	17.3	-		17.3
Net income attributable to Ecolab	$1,558.9	$(133.3)		$1,425.6

Earnings attributable to Ecolab per common share
Basic	$5.41	N/A		$5.04
Diluted	$5.33	N/A		$4.96

Weighted-average common shares outstanding
Basic	288.1	(5.0)	(d)	283.1
Diluted	292.5	(5.0)	(d)	287.5

2 For both historical Ecolab and pro forma Ecolab, cost of sales includes $38.5 million of special (gains) and charges, net recorded in product and equipment cost of sales. No special charges are recorded in cost of sales from discontinued operations.

3 For both historical Ecolab and pro forma Ecolab, other (income) expense includes special charges of $9.5 million. No special charges are recorded in other (income) expense from discontinued operations.

4  For both historical Ecolab and pro forma Ecolab, interest expense, net includes special charges of $0.2 million. No special charges are recorded in interest expense, net from discontinued operations.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2018

	Year Ended December 31, 2018
(in millions, except per share data)	Historical Ecolab	Discontinued Operations (a)		Pro Forma Ecolab

Product and equipment sales	$12,128.6	$(2,225.0)		$9,903.6
Service and lease sales	2,539.6	(221.1)		2,318.5
Net sales	14,668.2	(2,446.1)		12,222.1
Product and equipment cost of sales	7,078.5	(1,567.9)		5,510.6
Service and lease cost of sales	1,547.4	(182.7)		1,364.7
Cost of sales (including special charges5)	8,625.9	(1,750.6)		6,875.3
Selling, general and administrative expenses	3,968.6	(462.8)		3,505.8
Special (gains) and charges	126.7	(14.0)		112.7
Operating income	1,947.0	(218.7)		1,728.3
Other (income) expense	(79.9)	-		(79.9)
Interest expense, net[6]	222.3	(1.2)		221.1
Income before income taxes	1,804.6	(217.5)		1,587.1
Provision for income taxes	364.3	(43.1)		321.2
Net income including noncontrolling interest	1,440.3	(174.4)		1,265.9
Net income attributable to noncontrolling interest	11.2	4.4		15.6
Net income attributable to Ecolab	$1,429.1	$(178.8)		$1,250.3

Earnings attributable to Ecolab per common share
Basic	$4.95	N/A		$4.41
Diluted	$4.88	N/A		$4.34

Weighted-average common shares outstanding
Basic	288.6	(5.0)	(d)	283.6
Diluted	292.8	(5.0)	(d)	287.8

5For historical Ecolab, cost of sales includes special (gains) and charges, net of $9.3 million recorded in product and equipment cost of sales. For pro forma Ecolab, cost of sales includes special (gains) and charges, net of $4.8 million recorded in product and equipment cost of sales. Discontinued operations includes special (gains) and charges, net of $4.5 million recorded in cost of sales.

6 For both historical Ecolab and pro forma Ecolab, interest expense, net includes special charges of $0.3 million in 2018. No special charges are recorded in interest expense, net from discontinued operations.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2017

	Year Ended December 31, 2017
(in millions, except per share data)	Historical Ecolab	Discontinued Operations (a)		Pro Forma Ecolab

Product and equipment sales	$11,431.8	$(2,080.5)		$9,351.3
Service and lease sales	2,404.1	(224.3)		2,179.8
Net sales	13,835.9	(2,304.8)		11,531.1
Product and equipment cost of sales	6,576.9	(1,460.3)		5,116.6
Service and lease cost of sales	1,487.3	(189.3)		1,298.0
Cost of sales (including special charges7)	8,064.2	(1,649.6)		6,414.6
Selling, general and administrative expenses	3,825.3	(461.0)		3,364.3
Special (gains) and charges	(3.7)	8.6		4.9
Operating income	1,950.1	(202.8)		1,747.3
Other (income) expense	(67.3)	-		(67.3)
Interest expense, net[8]	255.0	(0.3)		254.7
Income before income taxes	1,762.4	(202.5)		1,559.9
Provision for income taxes	243.8	(54.0)		189.8
Net income including noncontrolling interest	1,518.6	(148.5)		1,370.1
Net income attributable to noncontrolling interest	14.0	3.9		17.9
Net income attributable to Ecolab	$1,504.6	$(152.4)		$1,352.2

Earnings attributable to Ecolab per common share
Basic	$5.20	N/A		$4.75
Diluted	$5.12	N/A		$4.68

Weighted-average common shares outstanding
Basic	289.6	(5.0)	(d)	284.6
Diluted	294.0	(5.0)	(d)	289.0

7  For historical Ecolab, cost of sales includes special (gains) and charges, net of $44.0 million recorded in product and equipment cost of sales. For pro forma Ecolab, cost of sales includes special (gains) and charges, net of $17.8 million recorded in product and equipment cost of sales. Discontinued operations includes special (gains) and charges, net of $26.2 million recorded in cost of sales.

8 For both historical Ecolab and pro forma Ecolab, interest expense, net includes special charges of $21.9 million in 2017. No special charges are recorded in interest expense, net from discontinued operations.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated statements of income for the first quarter ended March 31, 2020 and the years ended December 31, 2019, December 31, 2018, December 31, 2017 and the unaudited pro forma condensed consolidated balance sheet as of March 31, 2020 include the following pro forma adjustments:

a)

The unaudited pro forma condensed consolidated statements of income represent the direct revenues, operating expenses and certain other expenses directly attributable to ChampionX. These amounts exclude allocations of Ecolab’s overhead expenses which are included in the historical Upstream Energy segment results that are allocated on a management reporting basis. The unaudited pro forma condensed consolidated balance sheet represents the removal of assets, liabilities, and equity attributable to ChampionX.

b)

Represents cash transferred from ChampionX to Ecolab. The transfer includes the Cash Distribution of $527.4 million, and the distribution of $64.7 million in excess cash on ChampionX’s balance sheet. Following these transfers, ChampionX had a cash balance of $45.0 million immediately prior to the consummation of the Transaction.

c)	Consists of the adjustments to equity as a result of the Cash Distribution.

d)

The unaudited pro forma condensed consolidated financial statements reflect approximately 5.0 million shares of Ecolab common stock accepted for exchange in the Exchange Offer for approximately 122.2 million shares of ChampionX common stock, reflecting an exchange ratio of 24.6667 shares of ChampionX for each share of Ecolab common stock accepted for exchange in the Exchange Offer.

Shares of ChampionX common stock owned by Ecolab prior to consummation of Exchange Offer	122,237,115
Exchange ratio	24.6667
Total shares of Ecolab common stock accepted for exchange in the Exchange Offer	4,955,552

Accordingly, basic and diluted weighted-average common shares outstanding have been reduced by 5.0 million shares in the unaudited pro forma condensed consolidated statements of income.

Ecolab expects to recognize a loss estimated to be approximately $2.0 billion in connection with the consummation of the Transaction. This loss has not been reflected in the unaudited pro forma condensed consolidated statements of income. The loss on the Transaction will be presented as a component of income (loss) from discontinued operations during the quarter ended June 30, 2020 in Ecolab’s consolidated financial statements.

NON-GAAP PRO FORMA INFORMATION

The unaudited pro forma condensed consolidated financial statements of Ecolab have been prepared and presented in accordance with Article 11 of SEC Regulation S-X. In addition, Ecolab’s management has provided the non-GAAP financial measures of adjusted net income and adjusted diluted earnings per share on a pro forma basis.

The pro forma non-GAAP financial information is not an alternative to the unaudited pro forma condensed consolidated statements of income prepared in accordance with GAAP and should be considered in addition to, and not as a substitute for or superior to, such pro forma financial statements. Using only the pro forma non-GAAP financial information to analyze performance would have material limitations because the calculations are based on Ecolab’s management’s subjective determination regarding the nature and classification of events and circumstances that investors may find significant. For each of the pro forma non-GAAP financial measures, a reconciliation of the differences between the pro forma non-GAAP measure and the most directly comparable pro forma GAAP measure has been provided. Although other companies report adjusted net income and adjusted diluted earnings per share, numerous methods may exist for calculating a company’s adjusted net income and adjusted diluted earnings per share. As a result, the method used to calculate Ecolab’s historical and pro forma non-GAAP financial measures adjusted net income and adjusted diluted earnings per share may differ from the methods used by other companies to calculate their non-GAAP financial measures adjusted net income and adjusted diluted earnings per share.

The following table presents a reconciliation of Ecolab’s historical and pro forma adjusted net income attributable to Ecolab and historical and pro forma adjusted diluted earnings per share with Ecolab’s historical and pro forma net income attributable to Ecolab and historical and pro forma diluted earnings per share for the quarter ended March 31, 2020:

(in millions, except per share amounts)	Historical Ecolab	Adjustments	Pro Forma Ecolab
Diluted earnings per share, as reported (U.S. GAAP)	$0.97	$0.05	$1.02
Net income attributable to Ecolab (U.S. GAAP)	$283.4	$8.7	$292.1
Adjustments:
Special gains and charges
Cost of sales	9.1	-	9.1
Special gains and charges	52.4	(36.6)	15.8
Tax (benefit) expense on special gains and charges	(11.3)	4.8	(6.5)

Total special gains and charges, after tax	50.2	(31.8)	18.4
Discrete tax net expense (benefits)	(2.3)	(19.5)	(21.8)

Adjusted net income attributable to Ecolab (non-GAAP)	$331.3	$(42.6)	$288.7

Diluted weighted-average common shares outstanding	292.6	(5.0)	287.6
Adjusted diluted earnings per share (non-GAAP)	$1.13	$(0.13)	$1.00

Pro forma rules under Article 11 of Regulation S-X require that the pro forma income statement adjustments, including the reduction to diluted weighted-average shares outstanding, be computed assuming the Transaction was consummated at the beginning of the earliest period presented in the pro forma financial statements. Ecolab expects that, as a result of the consummation of the Transaction, the ChampionX Business will be reflected in Ecolab’s historical financial statements, including for periods prior to the consummation of the Transaction, as discontinued operations. When Ecolab presents its results reflecting the ChampionX Business as discontinued operations, beginning with the presentation of its results for the second quarter ending June 30, 2020, Ecolab’s historical shares outstanding and diluted weighted-average shares outstanding for periods prior to the second quarter ending June 30, 2020 will not reflect a reduction in shares outstanding as a result of the Transaction.  Accordingly, Ecolab expects that the historical diluted weighted-average shares outstanding for the first quarter ended March 31, 2020 will remain at 292.6 million shares.

The following table presents a reconciliation of Ecolab’s historical and pro forma adjusted net income attributable to Ecolab and historical and pro forma adjusted diluted earnings per share with Ecolab’s historical and pro forma net income attributable to Ecolab and historical and pro forma diluted earnings per share for the year ended December 31, 2019:

(in millions, except per share amounts)	Historical Ecolab	Adjustments	Pro Forma Ecolab
Diluted earnings per share, as reported (U.S. GAAP)	$5.33	$(0.37)	$4.96
Net income attributable to Ecolab (U.S. GAAP)	$1,558.9	$(133.3)	$1,425.6
Adjustments:
Special gains and charges
Cost of sales	38.5	-	38.5
Special gains and charges	211.6	(91.4)	120.2
Interest expense, net	0.2	-	0.2
Other (income) expense	9.5	-	9.5
Tax (benefit) expense on special gains and charges	(57.2)	17.1	(40.1)

Total special gains and charges, after tax	202.6	(74.3)	128.3
Discrete tax net expense (benefits)	(58.4)	0.7	(57.7)

Adjusted net income attributable to Ecolab (non-GAAP)	$1,703.1	$(206.9)	$1,496.2

Diluted weighted-average common shares outstanding	292.5	(5.0)	287.5
Adjusted diluted earnings per share (non-GAAP)	$5.82	$(0.62)	$5.20

Pro forma rules under Article 11 of Regulation S-X require that the pro forma income statement adjustments, including the reduction to diluted weighted-average shares outstanding, be computed assuming the Transaction was consummated at the beginning of the earliest period presented in the pro forma financial statements. Ecolab expects that, as a result of the consummation of the Transaction, the ChampionX Business will be reflected in Ecolab’s historical financial statements, including for periods prior to the consummation of the Transaction, as discontinued. When Ecolab presents its results reflecting the ChampionX Business as discontinued operations, beginning with the presentation of its results for the second quarter ending June 30, 2020, Ecolab’s historical shares outstanding and diluted weighted-average shares outstanding for periods prior to the second quarter ending June 30, 2020 will not reflect a reduction in shares outstanding as a result of the Transaction.  Accordingly, Ecolab expects that the historical diluted weighted-average shares outstanding for the year ended December 31, 2019 will remain at 292.5 million shares.

The following table presents a reconciliation of Ecolab’s historical and pro forma adjusted net income attributable to Ecolab and historical and pro forma adjusted diluted earnings per share with Ecolab’s historical and pro forma net income attributable to Ecolab and historical and pro forma diluted earnings per share for the year ended December 31, 2018:

(in millions, except per share amounts)	Historical Ecolab	Adjustments	Pro Forma Ecolab
Diluted earnings per share, as reported (U.S. GAAP)	$4.88	$(0.54)	$4.34
Net income attributable to Ecolab (U.S. GAAP)	$1,429.1	$(178.8)	$1,250.3
Adjustments:
Special gains and charges
Cost of sales	9.3	(4.5)	4.8
Special gains and charges	126.7	(14.0)	112.7
Interest expense, net	0.3	-	0.3
Tax (benefit) expense on special gains and charges	(33.5)	4.5	(29.0)

Total special gains and charges, after tax	102.8	(14.0)	88.8
Discrete tax net expense (benefits)	4.7	(2.6)	2.1

Adjusted net income attributable to Ecolab (non-GAAP)	$1,536.6	$(195.4)	$1,341.2

Diluted weighted-average common shares outstanding	292.8	(5.0)	287.8
Adjusted diluted earnings per share (non-GAAP)	$5.25	$(0.59)	$4.66

Pro forma rules under Article 11 of Regulation S-X require that the pro forma income statement adjustments, including the reduction to diluted weighted-average shares outstanding, be computed assuming the Transaction was consummated at the beginning of the earliest period presented in the pro forma financial statements. Ecolab expects that, as a result of the consummation of the Transaction, the ChampionX Business will be reflected in Ecolab’s historical financial statements, including for periods prior to the consummation of the Transaction, as discontinued. When Ecolab presents its results reflecting the ChampionX Business as discontinued operations, beginning with the presentation of its results for the second quarter ending June 30, 2020, Ecolab’s historical shares outstanding and diluted weighted-average shares outstanding for periods prior to the second quarter ending June 30, 2020 will not reflect a reduction in shares outstanding as a result of the Transaction.  Accordingly, Ecolab expects that the historical diluted weighted-average shares outstanding for the year ended December 31, 2018 will remain at 292.8 million shares.

The following table presents a reconciliation of Ecolab’s historical and pro forma adjusted net income attributable to Ecolab and historical and pro forma adjusted diluted earnings per share with Ecolab’s historical and pro forma net income attributable to Ecolab and historical and pro forma diluted earnings per share for the year ended December 31, 2017:

(in millions, except per share amounts)	Historical Ecolab	Adjustments	Pro Forma Ecolab
Diluted earnings per share, as reported (U.S. GAAP)	$5.12	$(0.44)	$4.68
Net income attributable to Ecolab (U.S. GAAP)	$1,504.6	$(152.4)	$1,352.2
Adjustments:
Special gains and charges
Cost of sales	44.0	(26.2)	17.8
Special gains and charges	(3.7)	8.6	4.9
Interest expense, net	21.9	-	21.9
Tax (benefit) expense on special gains and charges	(6.2)	3.3	(2.9)

Total special gains and charges, after tax	56.0	(14.3)	41.7
Discrete tax net expense (benefits)	(184.2)	(4.0)	(188.2)

Adjusted net income attributable to Ecolab (non-GAAP)	$1,376.4	$(170.8)	$1,205.6

Diluted weighted-average common shares outstanding	294.0	(5.0)	289.0
Adjusted diluted earnings per share (non-GAAP)	$4.68	$(0.51)	$4.17

Pro forma rules under Article 11 of Regulation S-X require that the pro forma income statement adjustments, including the reduction to diluted weighted-average shares outstanding, be computed assuming the Transaction was consummated at the beginning of the earliest period presented in the pro forma financial statements. Ecolab expects that, as a result of the consummation of the Transaction, the ChampionX Business will be reflected in Ecolab’s historical financial statements, including for periods prior to the consummation of the Transaction, as discontinued. When Ecolab presents its results reflecting the ChampionX Business as discontinued operations, beginning with the presentation of its results for the second quarter ending June 30, 2020, Ecolab’s historical shares outstanding and diluted weighted-average shares outstanding for periods prior to the second quarter ending June 30, 2020 will not reflect a reduction in shares outstanding as a result of the Transaction.  Accordingly, Ecolab expects that the historical diluted weighted-average shares outstanding for the year ended December 31, 2017 will remain at 294.0 million shares.

Cautionary Notes on Forward-Looking Statements

This communication contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our financial and business performance and prospects, including the impact of the coronavirus outbreak on our sales, operating results and cash flows and investments in technologies. These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. In particular, the ultimate results of any restructuring or efficiency initiative, integration and business improvement actions, including cost synergies, depend on a number of factors, including the development of final plans, the impact of local regulatory requirements regarding employee terminations, the time necessary to develop and implement the restructuring or efficiency initiative and other business improvement initiatives and the level of success achieved through such actions in improving competitiveness, efficiency and effectiveness. If we experience delays or fail to successfully execute on our plans, our goals for such initiatives may not be achieved.  With respect to the coronavirus, numerous factors will determine the extent of the impact on our business, including the extent to which the pandemic continues to spread; actions by various governments to address the pandemic, such as stay-at-home orders and restrictions on gatherings and travel; scientific advances to combat COVID-19; the time it takes for our key end markets to recover; the financial health of our customers and channel partners; potential supply chain disruptions; and the health and welfare of our employees.

Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of our most recent Form 10-K, and our other public filings with the Securities and Exchange Commission (the "SEC") and include the effects and duration of the coronavirus (COVID-19) pandemic, the vitality of the markets we serve; the impact of economic factors such as the worldwide economy, capital flows, interest rates, foreign currency risk, and reduced sales and earnings in our international operations resulting from the weakening of local currencies versus the U.S. dollar; our ability to execute key business initiatives, including restructurings and our Enterprise Resource Planning system upgrades; potential information technology infrastructure failures or breaches in data security; the expected impact of the completed split-off of our Upstream Energy Business and combination of that business with ChampionX Corporation (f/k/a Apergy Corporation); our ability to attract, retain and develop high caliber management talent to lead our business; our ability to successfully compete with respect to value, innovation and customer support; exposure to global economic, political and legal risks related to our international operations; difficulty in procuring raw materials or fluctuations in raw material costs; pressure on operations from consolidation of customers and vendors; the costs and effects of complying with laws and regulations, including those relating to the environment, to the manufacture, storage, distribution, sale and use of our products and to labor and employment, as well as to the conduct of our business generally; the occurrence of litigation or claims, including the pending lawsuits against certain of our subsidiaries related to the Deepwater Horizon oil spill or class action lawsuits; restraints on pricing flexibility due to contractual obligations; our ability to acquire complementary businesses and to effectively integrate such businesses; changes in tax laws and unanticipated tax liabilities; potential loss of deferred tax assets; our indebtedness, and any failure to comply with covenants that apply to our indebtedness; public health outbreaks, epidemics or pandemics, such as the current outbreak of COVID-19; potential losses arising from the impairment of goodwill or other assets; potential chemical spill or release; the loss or insolvency of a major customer or distributor; repeated or prolonged government and/or business shutdowns or similar events; acts of war or terrorism; natural or man-made disasters; water shortages; severe weather conditions; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.